BYLAWS
                                       OF
                             AUTO NETWORK USA, INC.



                                    ARTICLE I

                           LOCATION AND CORPORATE SEAL

SECTION 1.  PRINCIPAL OFFICE OF THE CORPORATION.

            The known place of business of the corporation shall be its principal office.

SECTION 2.  OTHER OFFICES.

            The corporation may also maintain offices at such other place or places, either within or without the State of Arizona, as may be designated from time to time by the Board of Directors, and the business of the corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

SECTION 3.  SEAL.

            A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the corporation but, nevertheless, if in any instance a corporate seal be used, it shall be a circle having on the circumference the name "Auto Network USA, Inc." and in the center thereof the terms "Corporate Seal Arizona".

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

SECTION 1.  SHAREHOLDERS' MEETING.

            All meetings of shareholders shall be held at such place as may be fixed from time to time by the Board of Directors or, in the absence of directors, by the President or Secretary of the corporation, either within or without the State of Arizona, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.  ANNUAL MEETINGS.

            The annual shareholders' meeting shall be held on the date and at the time and place fixed from time to time by the board of directors; provided, however, that each annual meeting shall be held on a date that is within the earlier of six (6) months after the close of the last fiscal year or fifteen
(15) months after the last annual meeting.

SECTION 3.  SPECIAL MEETINGS OF SHAREHOLDERS.

            Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors, or at the request, in writing, of shareholders owning not less than one-tenth of all the shares entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

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SECTION 4.  LIST OF SHAREHOLDERS

            The officer who has charge of the stock ledger of the corporation shall prepare and make a complete list of the shareholders entitled to vote at the meeting, or any adjournment thereof, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder, and such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder present.

SECTION 5.  RECORD DATE FOR DETERMINATION OF SHAREHOLDERS.

            (a) In order to make a determination of shareholders (1) entitled to notice of or to vote at any shareholders' meeting or at any adjournment of a shareholders' meeting, (2) entitled to demand a special shareholders' meeting,
(3) entitled to take any other action, (4) entitled to receive payment of a share dividend or a distribution, or (5) for any other purpose, the board of directors may fix a future date as the record date for such determination of shareholders. The record date may be fixed not more than seventy (70) days before the date of the proposed action.

            (b) Unless otherwise specified when the record date is fixed, the time of day for determination of shareholders shall be as of the Corporation's close of business on the record date.

            (c) A determination of shareholders entitled to be given notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which the board shall do if the meeting is adjourned to a date more than one hundred twenty
(120) days after the date fixed for the original meeting.


            (d) If no record date is otherwise fixed, the record date for determining shareholders entitled to be given notice of and to vote at an annual meeting or special shareholders' meeting is the day before the first notice is given to shareholders.

            (e) If a court orders a meeting adjournment to a date more than one hundred twenty (120) days after the date fixed for the original meeting, it may provide that the original record date continues in effect or it may fix a new record date.

            (f) The record date for determining shareholders entitled to take action without a meeting pursuant to Article II, Section 10 is the date the first shareholder signs the consent.

 SECTION 6. NOTICE TO SHAREHOLDERS.

            (a) The secretary shall give notice to shareholders of the date, time, and place of each annual and special shareholders' meeting no fewer than ten (10) nor more than sixty (60) days before the date of the meeting; except as otherwise required by the Arizona Business Corporation Act, the secretary shall be required to give such notice only to shareholders entitled to vote at the meeting.

            (b) Notice of an annual shareholders' meeting need not include a description of the purpose or purposes for which the meeting is called unless a purpose of the meeting is to consider an amendment to the articles of incorporation, a restatement of the articles of incorporation, a plan of merger or share exchange, disposition of substantially all of the property of the Corporation, or dissolution of the Corporation.

            (c) Notice of a special shareholders' meeting shall include a description of the purpose or purposes for which the meeting is called.

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            (d) Notice of a shareholders' meeting shall be in writing and shall be given:

                  (1) by deposit in the United States mail, properly addressed to the shareholder's address shown in the Corporation's current record of shareholders, first class postage prepaid, and, if so given, shall be effective when mailed; or

                  (2) by telegraph, teletype, facsimile, or other form of wire or wireless communication or by mail, or private carrier, and, if so given, shall be effective at the earliest of the following:

                        (A) When received;

                        (B) Five days after its deposit in the United States
            mail as evidenced by the postmark, if mailed postpaid and correctly addressed; or

                        (C) On the date shown on the return receipt, if sent by
            registered or certified mail, return receipt requested, and if the receipt is signed by or on behalf of the addressee.

            (e) If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, if a new record date for the adjourned meeting is fixed pursuant to Article II, Section 5(c), notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

SECTION 7.  QUORUM AND ADJOURNMENT.

            The holders of two-thirds of the shares issued and outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at the meeting, present or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at a meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

SECTION 8.  MAJORITY REQUIRED.

            When a quorum is present at the meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 9.  VOTING

            At every meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.

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SECTION 10. ACTION WITHOUT MEETING.

            Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares entitled to vote with respect to the subject matter of the action.

SECTION 11. WAIVER OF NOTICE.

            Attendance of a shareholder at a meeting shall constitute waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder may waive notice of any annual or special meeting of shareholders by executing a written notice of waiver either before or after the time of the meeting.

                                   ARTICLE III

                                    DIRECTORS

SECTION 1.  NUMBER.

            The number of directors which shall constitute the whole Board shall be at least one (1) and no more than five (5). The directors shall be elected at the annual meeting of the shareholders, except as provided in
Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be shareholders.

SECTION 2.  VACANCIES.

            Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, though not less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided herein.

SECTION 3.  POWERS.

            The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers by the corporation and do all such lawful acts as are not by statute, the Articles of Incorporation, or these Bylaws, directed or required to be exercised or done by the Shareholders.

SECTION 4.  PLACE OF MEETINGS.

            The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Arizona.

SECTION 5.  ANNUAL MEETINGS.

            The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and in the same place as the annual meeting of shareholders, and no notice to the newly elected directors of such meeting shall be necessary in order to legally hold the meeting, providing a quorum is present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver of all directors.

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SECTION 6.  REGULAR MEETINGS.

            Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

SECTION 7.  SPECIAL MEETINGS.

            Special meetings of the Board may be called by the President or the Secretary on two (2) day's notice to each director, either personally, by mail, by telegram, by facsimile machine, or by telephone; special meetings shall be called by the President or Secretary in like manner and on like notices on the written request of two (2) directors, where more than one (1) director serves on the Board.

SECTION 8.  QUORUM.

            A majority of the membership of the Board of Directors shall constitute a quorum and the concurrence of a majority of those present shall be sufficient to conduct the business of the Board, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 9.  ACTION WITHOUT MEETING.

            Unless otherwise restricted by the Articles of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 10. COMPENSATION

            The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The amount or rate of such compensation of members of the Board of Directors shall be established by the Board of Directors and shall be set forth in the minutes of the Board.

SECTION 11. WAIVER OF NOTICE.

            Attendance of a director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any director may waive notice of any annual, regular or special meeting of directors by executing a written notice of waiver either before or after the time of the meeting.

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                                   ARTICLE IV

                                    OFFICERS

SECTION 1.  DESIGNATION OF TITLES.

            The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, additional Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices, except the offices of President and Secretary, may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide.

SECTION 2.  APPOINTMENT OF OFFICERS.

            The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a President, one or more Vice-Presidents, a Secretary and a Treasurer, and may choose a Chairman of the Board, each of whom shall serve at the pleasure of the Board of Directors. The Board of Directors at any time may appoint such other officers and agents as it shall deem necessary to hold offices at the pleasure of the Board of Directors and to exercise such powers and perform such duties as shall be determined from time to time by the Board

SECTION 3.  SALARIES.

            The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation. The salaries of the officers or the rate at which salaries are fixed shall be set forth in the minutes of the meetings of the Board of Directors.

SECTION 4.  VACANCIES.

            A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors at any time.

SECTION 5.  CHAIRMAN OF THE BOARD.

            The Chairman of the Board, if one shall have been appointed and be serving, shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him or . her.

SECTION 6.  PRESIDENT.

            The President shall preside at all meetings of shareholders, and if a Chairman of the Board shall not have been appointed or, having been appointed, shall not be serving or be absent, the President shall preside at all meetings of the Board of Directors. He or she shall sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the corporation, and shall act as operating and directing head of the corporation, subject to policies established by the Board of Directors.

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SECTION 7.  VICE-PRESIDENT.

            There shall be as many Vice-Presidents as shall be determined by the Board of Directors from time to time and they shall perform such duties as from time to time may be assigned to them. Any one of the Vice--Presidents, as authorized by the Board, shall have all the powers and perform all duties of the President in case of the temporary absence of the President or in case of his or her temporary inability to act. In case of the permanent absence or inability of the President to act, the office shall be declared vacant by the Board of Directors and a successor chosen by the Board.

SECTION 8.  SECRETARY.

            The Secretary shall see that the minutes of all meetings of shareholders of the Board of Directors, and of any standing committees are kept. He or she shall be the custodian of the corporate seal and shall affix it to all proper instruments when deemed advisable by him or her. He or she shall have charge of all the books and records of the corporation except the books of account, and in general shall perform all duties incident to the office of Secretary of a corporation and such other duties as may be assigned to him or her.

SECTION 9.  TREASURER.

            The Treasurer shall have general custody of all the funds and securities of the corporation except such as may be required by law to be deposited with any state official. He or she shall see to the deposit of the funds of the corporation in such bank or banks as the Board of Directors may designate. Regular books of account shall be kept under his or her direction and supervision, and he or she shall render financial statements to the President, directors and shareholders at proper times. The Treasurer shall have charge of the preparation and filing of such reports, financial statements, and returns as may be required by law. He or she shall give to the corporation such fidelity bond as may be required, by the Board or President, and the premium therefor shall be paid by the corporation as an operating expense.

SECTION 10. ASSISTANT SECRETARIES.

            There may be such number of Assistant Secretaries as shall be determined by the Board of Directors from time to time and such persons shall perform such functions as from time to time may be assigned to them. No Assistant Secretary shall have power or authority to collect, account for, or pay over any tax imposed by any federal, state or city government.

SECTION 11. ASSISTANT TREASURERS.

            There may be such number of Assistant Treasurers as from time to time the Board of Directors may fix, and such person shall perform such functions as from time to time may be assigned to them. No Assistant Treasurer shall have the power or authority to collect, account for, or pay over the tax imposed by any federal, state or city government.

                                    ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1.  CERTIFICATES FOR SHARES.

            Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary, or by such other officers authorized by law and by the Board of Directors so to do. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock ledger books of the corporation.

            In case any officer who has signed or whose facsimile signature has been used on a certificate has ceased to be an officer before the certificate has been delivered, such certificate may, nevertheless, be adopted and issued and delivered by the corporation as though such officer had not ceased to hold such office.

SECTION 2.  TRANSFER OF SHARES.

            Transfer of shares shall be made only upon the transfer books of the corporation and before a new certificate is issued, the old certificate shall be surrendered for cancellation. Such transfers shall be made only by the holder of record thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation.

SECTION 3.  REGISTERED SHAREHOLDERS.

            Registered shareholders only shall be entitled to be treated by the corporation as the holder in fact of the stock standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Arizona.

SECTION 4.  LOST CERTIFICATE.

            In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond of indemnity to the corporation and/or to the transfer agent and registrar of such stock, in such sum as the Board of Directors may provide.

SECTION 5.  REGULATIONS.

            The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates of shares of the capital stock of the corporation, but consistent with the laws of Arizona, the Articles of Incorporation of the corporation and these Bylaws.

                                   ARTICLE VI

                         REPEAL, ALTERATION OR AMENDMENT

            These Bylaws may be repealed, altered or amended, or substitute Bylaws may be adopted at any time only by a majority of the Board of Directors.
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